Exhibit 99.1

Kulicke & Soffa Reports Third Quarter 2004 Results

Willow Grove, PA – July 21, 2004 – Kulicke & Soffa Industries, Inc. (Nasdaq: KLIC) today announced financial results for its third quarter of fiscal year 2004 ended June 30, 2004.

Net revenue for the third fiscal quarter ended June 30, 2004 was $194.6 million compared to $123.8 million in the comparable year-ago quarter. Net income was $22.7 million or $0.35 per fully diluted share versus a loss for the year-ago quarter of $11.4 million or a loss of $0.23 per fully diluted share. Revenue from the Company’s discontinued flip chip business has been excluded from the previous quarters’ financial statements for comparison purposes.

Included in the results for the third fiscal quarter ended June 30, 2004 was a charge of $1.8 million for early extinguishment of $50 million in principal amount of the Company’s 5.25% convertible subordinated notes.

C. Scott Kulicke, chairman and chief executive officer, commented on the quarter just ended, “With this quarter’s results, it should be clear that we are successfully executing our plan to rebuild K&S as a company delivering superior financial performance. The primary metrics for this quarter’s favorable performance include generating: $27.6 million of cash from operations and earnings of $0.35 per fully diluted share.”

Net bookings for the fiscal quarter ended June 30, 2004 were $187.0 million, compared to $219.8 million recorded in the quarter ended March 31, 2004. Backlog at June 30, 2004 was $104.0 million compared to backlog at March 31, 2004 of $112.0 million.

Mr. Kulicke continued, “We see continued IC unit growth, although at a less torrid pace than earlier this year. Our guidance for September quarter revenue, based on a bottoms up, or customer based forecast, is for revenue in the $175 to $195 million range.”

A conference call to discuss these results will be held today beginning at 9:00 am EDT. Interested participants may call 877-407-8037 for the teleconference or log on to http://www.kns.com/investors/webcast.asp to listen to the live audio or access the audio replay of this call, which will remain available on the Company’s website.

About Kulicke & Soffa

Kulicke & Soffa (Nasdaq: KLIC) is the world’s leading supplier of semiconductor wire bonding assembly equipment. K&S is the only major supplier to the semiconductor assembly industry that provides customers with semiconductor wire bonding equipment along with the complementing packaging materials and test interconnect products that actually contact the surface of the customer’s semiconductor devices. The ability to control all of these assembly related products is unique to Kulicke & Soffa, and allows us to develop system solutions to the new technology challenges inherent in assembling and packaging next-generation semiconductor devices. Test interconnect products include a variety of wafer probe cards, ATE interface assemblies, and ATE boards for wafer testing, as well as test sockets for all types of packaged semiconductor devices. Kulicke & Soffa’s web site address is http://www.kns.com.

Caution Concerning Forward Looking Statements

This press release contains forward-looking statements which are found in various places throughout the press release. While these forward-looking statements represent our judgments and future expectations concerning the development of our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, those listed or discussed in Kulicke & Soffa Industries’ 2003 Annual Report on Form 10-K and: the risk of failure to successfully manage our operations; the risk that anticipated orders may not materialize or that orders received may be postponed or canceled, generally without charges; the risk that anticipated cost savings will not be achieved; the volatility in the demand for semiconductors and our products and services; acts of terrorism and violence; overall global economic conditions; risks, such as changes in trade regulations, currency fluctuations, political instability and war, associated with a substantial foreign customer and supplier base and substantial foreign manufacturing operations; potential instability in foreign capital markets; and other key factors that could adversely affect our businesses and financial performance contained in past and future filings and reports, including those with the SEC. Kulicke & Soffa Industries is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Company Contact: Michael Sheaffer, 215-784-6411, 215-784-6167 fax, msheaffer@kns.com

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KULICKE & SOFFA INDUSTRIES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share and employee data)

(Unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2003(1)	2004	2003(1)	2004(1)
Net revenue	$123,782	$194,628	$353,321	$570,268
Cost of sales	91,679	129,556	258,350	381,300

Gross profit	32,103	65,072	94,971	188,968

Selling, general and administrative	22,947	24,688	77,902	78,055
Research and development, net	9,735	8,887	29,412	25,791
Resizing	—	—	(205)	(68)
Asset impairment	1,211	—	2,798	3,293
Amortization of intangibles	2,315	2,198	6,944	6,828

Operating expense	36,208	35,773	116,851	113,899

Income (loss) from operations	(4,105)	29,299	(21,880)	75,069
Interest, net	(4,174)	(1,916)	(12,418)	(8,271)
Charge on early extinguishment of debt	—	(1,825)	—	(8,594)
Gain on sale of assets	—		—	794

Income (loss) from continuing operations before income tax	(8,279)	25,558	(34,298)	58,998
Income taxes	1,350	2,877	5,694	5,637

Net income (loss) from continuing operations	$(9,629)	$22,681	$(39,992)	$53,361

Loss from discontinued operations net of tax	(1,723)	—	(8,306)	(432)
Loss on sale of FCT Division net of tax	—	—	—	(380)

Net income (loss)	$(11,352)	$22,681	$(48,298)	$52,549

Net income (loss) per share from continued operations:
Basic	$(0.19)	$0.45	$(0.81)	$1.05

Diluted	$(0.19)	$0.35	$(0.81)	$0.84

Net loss per share from discontinued operations:
Basic	$(0.04)	$—	$(0.16)	$(0.01)

Diluted	$(0.04)	$—	$(0.16)	$(0.01)

Net income (loss) per share:
Basic	$(0.23)	$0.45	$(0.97)	$1.04

Diluted	$(0.23)	$0.35	$(0.97)	$0.83

Weighted average shares outstanding:
Basic	49,766	50,873	49,639	50,652
Diluted	49,766	67,943	49,639	69,187

	Three months ended June 30,		Nine months ended June 30,
Additional financial data:	2003	2004	2003	2004
Depreciation and amortization	$9,433	$7,364	$28,939	$23,282
Capital expenditures	$3,718	$2,054	$7,917	$8,076

			June 30,
			2003	2004
Backlog of orders
Core Business			$49,000	$104,000
Discontinued Operations			$6,000	$—
Number of employees
Core Business			3,057	3,322
Discontinued Operations			114	—

Note: (1)	Prior period income statements have been revised to reflect accounting for the sale of the company’s Flip Chip business as a discontinued operation in accordance with the requirements of FAS 144.

KULICKE & SOFFA INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEET

(In thousands)

	September 30, 2003	(Unaudited) June 30, 2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$65,725	$120,296
Restricted cash	2,836	3,266
Short-term investments	4,490	17,881
Accounts and notes receivable (less allowance for doubtful accounts: 9/30/03—$5,929; 6/30/04—$3,464)	94,144	139,881
Inventories, net *	37,906	53,501
Prepaid expenses and other current assets	11,187	12,722
Deferred income taxes	10,700	9,459

TOTAL CURRENT ASSETS	226,988	357,006
Property, plant and equipment, net	61,238	56,892
Intangible assets, (net of accumulated amortization: 9/30/03—$26,187; 6/30/04—$36,197)	66,249	56,241
Goodwill	81,440	81,440
Other assets	6,946	8,675

TOTAL ASSETS	$442,861	$560,254

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Debt due within one year	$36	$219
Accounts payable *	45,844	71,188
Accrued expenses	41,885	44,146
Income taxes payable	13,394	14,911

TOTAL CURRENT LIABILITIES	101,159	130,464
Long term debt	300,338	329,635
Other liabilities	9,865	7,152
Deferred taxes	31,402	30,161

TOTAL LIABILITIES	442,764	497,412

SHAREHOLDERS’ EQUITY
Common stock, without par value	203,607	213,010
Retained deficit	(195,792)	(143,243)
Accumulated other comprehensive loss	(7,718)	(6,925)

TOTAL SHAREHOLDERS’ EQUITY	97	62,842

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$442,861	$560,254

* June 30, 2004 balance includes gold content of $11,793 as a result of changing our financing arrangement.

KULICKE & SOFFA INDUSTRIES, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

(In thousands)

(Unaudited)

Fiscal 2004:

Quarter ended June 30, 2004:	Equipment Segment	Packaging Materials Segment	Advanced Packaging Segment (1)	Test Segment	Corporate	Consolidated
Net revenue	$95,732	$61,740	$—	$37,156	$—	$194,628
Cost of sales	55,940	47,796	—	25,820	—	129,556

Gross profit	39,792	13,944	—	11,336	—	65,072
Operating costs	14,889	5,776	—	10,437	4,671	35,773

Income (loss) from operations	$24,903	$8,168	$—	$899	$(4,671)	$29,299

Nine months ended June 30, 2004:
Net revenue	$312,172	$167,418	$—	$90,678	$—	$570,268
Cost of sales	181,522	129,968	—	69,810	—	381,300

Gross profit	130,650	37,450	—	20,868	—	188,968
Operating costs	45,418	16,209	—	34,559	14,488	110,674
Resizing	—	—	(68)	—	—	(68)
Asset impairment	—	—	—	3,293	—	3,293

Income (loss) from operations	$85,232	$21,241	$68	$(16,984)	$(14,488)	$75,069

Fiscal 2003:
Quarter ended June 30, 2003:	Equipment Segment	Packaging Materials Segment	Advanced Packaging Segment (1)	Test Segment	Corporate	Consolidated
Net revenue	$48,416	$45,828	$—	$29,538	$—	$123,782
Cost of sales	32,240	35,070	—	24,369		91,679

Gross profit	16,176	10,758	—	5,169	—	32,103
Operating costs	15,402	5,968	—	9,933	3,694	34,997
Asset impairment	—	—	4	1,207	—	1,211

Income (loss) from operations	$774	$4,790	$(4)	$(5,971)	$(3,694)	$(4,105)

Nine months ended June 30, 2003:
Net revenue	$145,880	$128,987	$135	$78,319	$—	$353,321
Cost of sales	96,194	97,958	—	64,198	—	258,350

Gross profit	49,686	31,029	135	14,121	—	94,971
Operating costs	51,511	19,777	130	31,124	11,716	114,258
Resizing costs	—	—	(102)	(103)	—	(205)
Asset impairment	17	—	(117)	2,898	—	2,798

Income (loss) from operations	$(1,842)	$11,252	$224	$(19,798)	$(11,716)	$(21,880)

Note: (1) Prior period income statements have been revised to reflect accounting for the sale of the company’s Flip Chip business as a discontinued operation in accordance with the requirements of FAS 144.